                                                                    Exhibit 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 covering an Exchange Offer of Price Enterprises, Inc. of our report dated February 22, 2001 relating to the financial statements and financial statement schedules, which appears in Excel Legacy Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2000. We also consent to the references to us under the headings "Audit Committee Report", "Relationship with Independent Auditors" and "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
May 23, 2001